Exhibit 10.86

SECOND AMENDED AND RESTATED COLLATERAL AGREEMENT
SECOND AMENDED AND RESTATED COLLATERAL AGREEMENT dated as of April 26, 2017 (the “Collateral Agreement”), by and among Walden University, LLC, a Florida limited liability company (“Walden”), each other subsidiary of Laureate Education Inc., a Delaware public benefit corporation (the “Borrower”), that becomes a party hereto pursuant to Section 8.13 hereof (each a “U.S. Institution Subsidiary”, and collectively “U.S. Institution Subsidiaries”) and Citibank, N.A. (“Citi”), as Collateral Agent (in such capacity, and together with any successor or permitted assign, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (which, for the purposes of this Collateral Agreement, shall include (a) any Secured Party under and as defined in Credit Agreement and (b) any Cash Management Bank (as defined below)).
W I T N E S S E T H :
WHEREAS, on August 17, 2007, (a) Walden and Goldman Sachs Credit Partners L.P. (“GSCP”), as collateral agent entered into a Collateral Agreement (as the same has been amended, restated, supplemented or otherwise modified prior to the date hereof, including as amended and restated on June 16, 2011, the “Original Collateral Agreement”), (b) the Borrower entered into a Credit Agreement with GSCP, as administrative agent and collateral agent, the financial institutions party thereto as lenders and letter of credit issuers, the Borrower, Iniciativas Culturales de España S.L., as the foreign subsidiary borrower (“ICE”), and others party thereto (as the same has been amended, restated, supplemented or otherwise modified prior to the date hereof, including as amended and restated on June 16, 2011 pursuant to an Amended and Restated Credit Agreement among the Borrower, ICE, the lending institutions party thereto from time to time as Lenders, and GSCP, as administrative agent and collateral agent, as such Amended and Restated Credit Agreement has been amended, restated, supplemented and otherwise modified prior to the date hereof, the “Original Credit Agreement”) and (c) the Borrower entered into other Credit Documents (as defined in the Original Credit Agreement) to which it is a party;
WHEREAS, GSCP, Citi, the Borrower and others entered into that certain Resignation and Appointment Agreement, dated as of September 30, 2011 (the “2011 Resignation and Appointment Agreement”), pursuant to which inter alia GSCP resigned as administrative agent and collateral agent under the Original Credit Agreement, the Original Collateral Agreement and the other Credit Documents in effect prior to the date thereof and Citi was appointed as successor administrative agent and successor collateral agent under the Original Credit Agreement, the Original Collateral Agreement and the other Credit Documents;
WHEREAS, reference is made to that certain Seventh Amendment to Amended and Restated Credit Agreement, Amendment to Security Documents, and Release of Foreign Obligations and Certain Credit Parties, dated as of the date hereof, among the Borrower, Citi, as administrative agent and collateral agent, the Lenders (as defined therein) party thereto, and the others party thereto, the “Amendment”), pursuant to which the Original Credit Agreement was amended and restated in its entirety pursuant to, and superseded by, that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lender institutions from time to time party thereto (the “Lenders”) and Citi as Administrative Agent and the Collateral Agent;
WHEREAS, upon the effectiveness of the Amendment, (i) ICE and each other Foreign Obligations Credit Party (as defined in the Original Credit Agreement) was released of all of its Obligations under the Original Credit Agreement and any and all other Credit Documents to which it is a party, (ii) all Foreign Obligations (as defined in the Original Credit Agreement) were satisfied and terminated in full and (iii) all security interests and liens granted by each Foreign Obligations Credit Party were terminated and released;
WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower and the Restricted Domestic Subsidiaries, including the U.S. Institution Subsidiaries (collectively, the “Extensions of Credit”), upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements with the Borrower and/or its Subsidiaries and (c) one or more Cash Management Banks may from time to time enter into Cash Management Programs with one or more U.S. Institution Subsidiaries;
WHEREAS, each U.S. Institution Subsidiary is an indirect wholly-owned Subsidiary of the Borrower and each U.S. Institution Subsidiary has agreed to secure the obligations of the Borrower;
WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to U.S. Institution Subsidiaries in connection with the operation of their respective businesses;
WHEREAS, each U.S. Institution Subsidiary acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and
WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower and the Restricted Domestic Subsidiaries under the Credit Agreement that each U.S. Institution Subsidiary shall have executed and delivered this Collateral Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and
WHEREAS, the Borrower has requested that the Original Collateral Agreement be amended and restated in its entirety to incorporate the terms set forth herein;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower and the Restricted Domestic Subsidiaries under the Credit Agreement and to induce one or more Lenders, Affiliates of Lenders or other Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Subsidiaries and to induce one or more Cash Management Banks to enter into Cash Management Programs with one or more U.S. Institution Subsidiaries, each U.S. Institution Subsidiary hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, to amend and restate the Original Collateral Agreement, and the Original Collateral Agreement is hereby amended and restated in its entirety as follows:
1.Defined Terms.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
(b)    The following terms shall have the following meanings:
“Account” shall have the meaning assigned to such term in Article 9 of the UCC.
“Cash Management Bank” shall mean any Person (other than the Borrower or any of its Subsidiaries) that, with respect to any Cash Management Program that is in effect on or after the Closing Date (or any replacement or renewal thereof), is a Lender or Agent or an Affiliate of a Lender or Agent, in its capacity as a party to such Cash Management Program.
“Collateral Agreement” shall mean this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning provided in Section 2.
“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.
“Collateral Agent” shall have the meaning provided in the preamble to this Collateral Agreement.
“Control” shall mean “control,” as such term is defined in Section 9‑104 or 9-106, as applicable, of the UCC.
“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
“Federal Funds Account” means an Account reflecting monies that are due to be received, or have been received, from the U.S. Department of Education pursuant to a U.S. Institution Subsidiary’s participation in the Title IV Programs, where such monies are required to be held in trust or another fiduciary capacity, until and unless such monies are disbursed by the U.S. Institution Subsidiary to student beneficiaries of the Title IV Programs or returned to the U.S. Department of Education. “Pledged U.S. Institution Subsidiary Copyrights” means (i) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, owned by each U.S. Institution Subsidiary, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries owned by each U.S. Institution Subsidiary, including those listed on Schedule 2 and (iii) all rights, priorities and privileges relating to the foregoing, and all rights to sue at law or in equity for any past, present or future infringement, or other impairment thereof, including the right to receive all Proceeds therefrom.
“Pledged U.S. Institution Subsidiary Patents” means (a) all letters patent of the United States or the equivalent thereof in any other country, owned by each U.S. Institution Subsidiary (b) all registrations and recordings thereof owned by each U.S. Institution Subsidiary, and all applications for letters patent of the United States or the equivalent thereof owned by each U.S. Institution Subsidiary in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and including those listed on Schedule 3, (c) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, import and/or sell the inventions disclosed or claimed therein and (d) all rights, priorities and privileges relating to the foregoing, and all rights to sue at law or in equity for any past, present or future infringement, dilution, or other impairment thereof, including the right to receive all Proceeds therefrom.
“Pledged U.S. Institution Subsidiary Trademarks” means (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, owned by each U.S. Institution Subsidiary, (b) all registrations thereof, and all applications filed in connection therewith, in each case owned by each U.S. Institution Subsidiary, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 1, (c) all goodwill associated with or symbolized by the foregoing and (d) all rights, priorities and privileges relating to the foregoing, and all rights to sue at law or in equity for any past, present or future infringement, dilution, or other impairment thereof, including the right to receive all Proceeds therefrom.
“Pledged US Receivables” means all the Accounts of each U.S. Institution Subsidiary excluding (i) any Federal Funds Account, (ii) any State Funds Account.
“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC.
“Secured Obligations” shall mean (i) Obligations, (ii) all advances to, and debts, liabilities, obligations, covenants and duties of, any U.S. Institution Subsidiary arising under (x) any purchasing card program established to enable headquarters and field staff of a U.S. Institution Subsidiary to purchase goods and supplies from vendors, (y) any travel and entertainment card program established to enable headquarters and field staff of a U.S. Institution Subsidiary to make payments for expenses incurred related to travel and entertainment and (z) any payments-on-behalf-of (POBO) or receipts-on-behalf-of (ROBO) programs or any other cash management programs involving any agreement or arrangement to provide treasury management, depository, overdraft, letters of credit, automated clearinghouse, electronic funds transfer, cash pooling and similar programs (all such programs under this clause (ii), collectively, “Cash Management Program”) entered into in the ordinary course of business by and between any U.S. Institution Subsidiary and a Cash Management Bank; provided that the aggregate principal amount of the obligations secured pursuant to clause (ii) shall at no time exceed $40,000,000 and (iii) all advances to, and debts, liabilities, obligations, covenants and duties of, any Restricted Non-Domestic Subsidiary solely with respect to any Secured Hedge Agreement entered into by a Restricted Non-Domestic Subsidiary.
“Security Interest” shall have the meaning provided in Section 2.
“State Funds Account” means an Account reflecting monies that are due to be received, or have been received, from any student financial assistance program administered by a state government agency pursuant to a U.S. Institution Subsidiary’s participation in such program, where such monies are required to be held in trust or another fiduciary capacity, until and unless such monies are disbursed by the U.S. Institution Subsidiary to student beneficiaries of the student financial assistance program or returned to the applicable state government agency.
“Title IV Programs” means the programs of federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C. Section 1001 et seq. (including, without limitation, all “Title IV HEA Programs” as such term is defined in 34 C.F.R. 668.1(c)).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
“U.S. Institution Subsidiary” shall have the meaning assigned to such term in the recitals hereto.

(c)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Collateral Agreement shall refer to this Collateral Agreement as a whole and not to any particular provision of this Collateral Agreement, and Section, subsection, clause and Schedule references are to this Collateral Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a U.S. Institution Subsidiary, shall refer to such U.S. Institution Subsidiary’s Collateral or the relevant part thereof.

(f)    References to “Lenders” in this Collateral Agreement shall be deemed to include Affiliates of any Lender that may from time to time enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries.
2.    Grant of Security Interest.
(a)    Each U.S. Institution Subsidiary hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such U.S. Institution Subsidiary or in which such U.S. Institution Subsidiary now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(i)    all Pledged US Receivables;
(ii)    all Pledged U.S. Institution Subsidiary Trademarks;
(iii)    all Pledged U.S. Institution Subsidiary Copyrights;
(iv)    all Pledged U.S. Institution Subsidiary Patents;
(v)    all books and records pertaining to the Collateral; and
(vi)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.
provided, (x) that none of the items included in clauses (i) through (iv) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral (other than to the extent that any such Requirement of Law would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) and (y) the Collateral shall not include any “intent-to-use” Pledged U.S. Institution Subsidiary Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such “intent-to-use” Pledged U.S. Institution Subsidiary Trademark application under applicable federal law.
(b)    Each U.S. Institution Subsidiary hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Borrower, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Collateral Agreement. Each U.S. Institution Subsidiary hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Collateral Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.
Each U.S. Institution Subsidiary hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b), including the filings in the United States Patent and Trademark Office and United States Copyright Office referred to below.
The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each U.S. Institution Subsidiary and naming any U.S. Institution Subsidiary as debtor and the Collateral Agent as secured party, provided that, at the reasonable request of the Collateral Agent, each U.S. Institution Subsidiary agrees to execute any such documents to be so filed.
The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any U.S. Institution Subsidiary with respect to or arising out of the Collateral.
3.    Representations and Warranties. Each U.S. Institution Subsidiary hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:
3.1    Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Collateral Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such U.S. Institution Subsidiary owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent (or a former collateral agent) for the ratable benefit of the Secured Parties pursuant to this Collateral Agreement or any other Credit Documents or (ii) are permitted by the Credit Agreement.
3.2    Perfected First Priority Liens.
(a)    This Collateral Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b)    Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Collateral Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), or (B) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) the filing in the applicable filing offices listed on Schedule I hereto of all financing statements (or financing statement amendments, as applicable) , in each case, naming such U.S. Institution Subsidiary as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (B) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting (1) Pledged U.S. Institution Subsidiary Patents and Pledged U.S. Institution Subsidiary Trademark registrations and applications in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting Pledged U.S. Institution Subsidiary Patents and Pledged U.S. Institution Subsidiary Trademark registrations and applications acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder, and (2) Pledged U.S. Institution Subsidiary Copyright registrations in the United States Copyright Office (or any successor office) within the one month period (commencing as of the date hereof) or, in the case of Collateral constituting Pledged U.S. Institution Subsidiary Copyright registrations acquired after the date hereof, thereafter pursuant to 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.
(c)    Notwithstanding anything to the contrary herein, no U.S. Institution Subsidiary shall be required to perfect the Security Interests granted by this Collateral Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s) and (ii) filings in the United States Patent and Trademark Office, United States Copyright Office, or successor offices, that are necessary or advisable for the purpose of perfecting, confirming, enforcing, or protecting the Security Interests granted in the Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademark registrations and applications and Pledged U.S. Institution Subsidiary Copyright registrations.
3.3    U.S. Institution Subsidiary Information.
Schedule II hereto sets forth under the appropriate headings as of the Closing Date: (1) the full legal name of such U.S. Institution Subsidiary, (2) to the knowledge of such U.S. Institution Subsidiary, all trade names or other names under which such U.S. Institution Subsidiary currently conducts business, (3) the type of organization of such U.S. Institution Subsidiary, (4) the jurisdiction of organization of such U.S. Institution Subsidiary, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office of such U.S. Institution Subsidiary is located.

3.4    Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademark registrations and applications and Pledged U.S. Institution Subsidiary Copyright registrations.
Schedule 1 hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all United States Trademark registrations and applications owned by such U.S. Institution Subsidiary. Schedule 2 hereto sets forth, in proper form for filing with the United States Copyright Office, all United States Copyright registrations owned by such U.S. Institution Subsidiary. Schedule 3 sets forth, in proper form for filing with the United States Patent and Trademark Office, all United States issued Patents and Patent applications owned by such U.S. Institution Subsidiary.
4.    Covenants. Each U.S. Institution Subsidiary hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Collateral Agreement until the Secured Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made) are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding or the Letters of Credit outstanding have been Cash Collateralized, otherwise collateralized with “back to back” letters of credit or otherwise supported on terms satisfactory to the Collateral Agent (such time, “Payment in Full”):
4.1    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Such U.S. Institution Subsidiary shall maintain the Security Interest created by this Collateral Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).
(b)    Such U.S. Institution Subsidiary will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such U.S. Institution Subsidiary and such other reports in connection therewith as the Collateral Agent may reasonably request.
(c)    Subject to clause (d) below and Section 3.2(c), such U.S. Institution Subsidiary agrees that at any time and from time to time, at the expense of such U.S. Institution Subsidiary, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents described in Section 3.2(b)(i)(B)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents described in Section 3.2(b)(i)(B), all at the expense of such U.S. Institution Subsidiary.

(d)    Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets created or acquired by such U.S. Institution Subsidiary after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant U.S. Institution Subsidiary after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement, this Section 4.1 or Section 4.5 below.
4.2    Damage or Destruction of Collateral. Such U.S. Institution Subsidiary agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
4.3    Notices. Such U.S. Institution Subsidiary will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.
4.4    Changes in U.S. Institution Subsidiary Information or Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, such U.S. Institution Subsidiary shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization, unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change (or such later date as is reasonably acceptable to the Collateral Agent) identifying such new proposed name, identity, corporate structure, type of organization or jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s Security Interest in the Collateral granted or intended to be granted and agreed to hereby.
4.5    Acquisition of Additional Issuances of and Applications for Pledged U.S. Institution Subsidiary Patents, Additional Pledged U.S. Institution Subsidiary Trademark registrations and applications and Additional Pledged U.S. Institution Subsidiary Copyright registrations. Within 45 days after the end of each calendar quarter such U.S. Institution Subsidiary shall provide a list of any additional (i) applications for or issuances of Pledged U.S. Institution Subsidiary Patents, (ii) applications for or registrations of Pledged U.S. Institution Subsidiary Trademarks, and (iii) registrations of Pledged U.S. Institution Subsidiary Copyrights, in each case owned by such U.S. Institution Subsidiary and not previously disclosed to the Collateral Agent including such information as is necessary for such U.S. Institution Subsidiary to make appropriate filings in the United States Patent and Trademark Office and the United States Copyright Office.
5.    Remedial Provisions.
5.1    Certain Matters Relating to Accounts.

(a)    At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Borrower and any other relevant U.S. Institution Subsidiary, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each U.S. Institution Subsidiary shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(b)    The Collateral Agent hereby authorizes each U.S. Institution Subsidiary to collect such U.S. Institution Subsidiary’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any U.S. Institution Subsidiary, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such U.S. Institution Subsidiary in the exact form received, duly endorsed by such U.S. Institution Subsidiary to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such U.S. Institution Subsidiary in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such U.S. Institution Subsidiary. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each U.S. Institution Subsidiary shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.
(d)    Upon the occurrence and during the continuance of an Event of Default, no U.S. Institution Subsidiary shall grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed such U.S. Institution Subsidiary not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.
5.2    Communications with Credit Parties; U.S. Institution Subsidiary Remains Liable.
(a)    The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant U.S. Institution Subsidiary of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(b)    Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each U.S. Institution Subsidiary shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)    Anything herein to the contrary notwithstanding, each U.S. Institution Subsidiary shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Collateral Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any U.S. Institution Subsidiary under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3    Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant U.S. Institution Subsidiary (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by each U.S. Institution Subsidiary consisting of cash, checks and other near cash items shall be held by such U.S. Institution Subsidiary in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such U.S. Institution Subsidiary, and shall, forthwith upon receipt by such U.S. Institution Subsidiary, be turned over to the Collateral Agent in the exact form received by such U.S. Institution Subsidiary (duly endorsed by such U.S. Institution Subsidiary to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by a U.S. Institution Subsidiary in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.
5.4    Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 11 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
5.5    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law or in equity and also may with notice to the relevant U.S. Institution Subsidiary, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any U.S. Institution Subsidiary, and each U.S. Institution Subsidiary hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each U.S. Institution Subsidiary agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to each U.S. Institution Subsidiary of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each U.S. Institution Subsidiary hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each U.S. Institution Subsidiary further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such U.S. Institution Subsidiary’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6    Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each U.S. Institution Subsidiary shall remain obligated hereunder notwithstanding that, without any reservation of rights against any U.S. Institution Subsidiary and without notice to or further assent by any U.S. Institution Subsidiary, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement, the Hedge Bank party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Collateral Agreement or any property subject thereto. When making any demand hereunder against a U.S. Institution Subsidiary, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on such U.S. Institution Subsidiary or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any U.S. Institution Subsidiary or any other Person or any release of any Borrower or any U.S. Institution Subsidiary or any other Person shall not relieve any U.S. Institution Subsidiary in respect of which a demand or collection is not made or any U.S. Institution Subsidiary not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any U.S. Institution Subsidiary. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
5.7    License to Use Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademarks and Pledged U.S. Institution Subsidiary Copyrights. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each U.S. Institution Subsidiary hereby grants to the Collateral Agent, to the extent such U.S. Institution Subsidiary has the right to do so, an irrevocable, assignable, non-exclusive license to use, license or sublicense any of the Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademarks and Pledged U.S. Institution Subsidiary Copyrights now owned or held, or hereafter acquired, by such U.S. Institution Subsidiary, wherever the same may be located. To the extent permitted, such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
6.    The Collateral Agent.

6.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each U.S. Institution Subsidiary hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such U.S. Institution Subsidiary and in the name of such U.S. Institution Subsidiary or otherwise, for the purpose of carrying out the terms of this Collateral Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Collateral Agreement, and, without limiting the generality of the foregoing, each U.S. Institution Subsidiary hereby gives the Collateral Agent the power and right, on behalf of such U.S. Institution Subsidiary, either in the Collateral Agent’s name or in the name of such U.S. Institution Subsidiary or otherwise, without assent by such U.S. Institution Subsidiary, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:
(i)    take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;
(ii)    in the case of any Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademarks or Pledged U.S. Institution Subsidiary Copyrights, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademarks or Pledged U.S. Institution Subsidiary Copyrights;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(iv)    execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(v)    obtain and adjust insurance required to be maintained by any U.S. Institution Subsidiary pursuant to Section 9.3 of the Credit Agreement;
(vi)    direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)    ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(viii)    sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
(ix)    commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
(x)    defend any suit, action or proceeding brought against any U.S. Institution Subsidiary with respect to any Collateral (with each U.S. Institution Subsidiary’s consent to the extent such action or its resolution could materially affect such U.S. Institution Subsidiary or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);
(xi)    settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with each U.S. Institution Subsidiary’s consent to the extent such action or its resolution could materially affect such U.S. Institution Subsidiary or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);
(xii)    assign any Pledged U.S. Institution Subsidiary Patents, Pledged U.S. Institution Subsidiary Trademarks or Pledged U.S. Institution Subsidiary Copyrights, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and
(xiii)    generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and each U.S. Institution Subsidiary’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Collateral Agreement, all as fully and effectively as any U.S. Institution Subsidiary might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that (i) it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing; (ii) no United States “intent-to-use” trademark or servicemark applications shall be assigned to the Collateral Agent or any third party until an amendment to allege use or a statement of use has been filed under 15 U.S.C. § 1501(d) and accepted by the United States Patent and Trademark Office, except to a successor to the business (or the portion of the business) to which the mark pertains, if that business is ongoing and existing; and (iii) it will not exercise any rights under the power of attorney provided for in this Section 6.1

(a) that would constitute direction or causing the direction of the management and policies of the Borrower or any U.S. Institution Subsidiary.
(b)    If any U.S. Institution Subsidiary fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant U.S. Institution Subsidiary, shall be payable by each U.S. Institution Subsidiary to the Collateral Agent on demand.
(d)    Each U.S. Institution Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Collateral Agreement are coupled with an interest and are irrevocable until this Collateral Agreement is terminated and the Security Interests created hereby are released.
6.2    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any U.S. Institution Subsidiary or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to each U.S. Institution Subsidiary for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
6.3    Authority of Collateral Agent. Each U.S. Institution Subsidiary acknowledges that the rights and responsibilities of the Collateral Agent under this Collateral Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Collateral Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each U.S. Institution Subsidiary, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no U.S. Institution Subsidiary shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.4    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each U.S. Institution Subsidiary hereunder shall be absolute and unconditional.
6.5    Continuing Security Interest; Assignments Under the Credit Agreement; Release.
(a)    This Collateral Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each U.S. Institution Subsidiary and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until Payment in Full, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Hedge Agreement the Credit Parties may be free from any Secured Obligations.
(b)    Each U.S. Institution Subsidiary shall automatically be released from its obligations hereunder if it ceases to be a Credit Party, subject to the requirements of Section 14.1 of the Credit Agreement.
(c)    The Security Interest granted hereby in any Collateral shall automatically be released (i) to the extent provided in Section 14.1 of the Credit Agreement or (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 14.1 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.
(d)    In connection with any termination or release pursuant to this Section 6.5 (b) or (c), the Collateral Agent shall execute and deliver to each U.S. Institution Subsidiary, at such U.S. Institution Subsidiary’s expense, all documents that such U.S. Institution Subsidiary shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.
6.6    Reinstatement. Each U.S. Institution Subsidiary further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including such U.S. Institution Subsidiary, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of such U.S. Institution Subsidiary in respect of the amount of such payment.
6.7    Further Assurances. Subject to Section 3.2(c) hereof, each U.S. Institution Subsidiary agrees that at any time and from time to time, at the expense of such U.S. Institution Subsidiary, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment of security interest granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
7.    Collateral Agent As Agent.
(a)    Citi has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Collateral Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Lenders and Secured Parties in accordance with the terms of this Section 7(a).
(b)    The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Collateral Agreement; removal of the Collateral Agent shall also constitute removal under this Collateral Agreement; and appointment of a Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Collateral Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 13.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Collateral Agreement, and the retiring or removed Collateral Agent under this Collateral Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Collateral Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Collateral Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Collateral Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Collateral Agreement while it was Collateral Agent hereunder.
(c)    The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Hedge Agreement the obligations under which constitute Secured Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from any U.S. Institution Subsidiary or any such Secured Party as to the existence and terms of the applicable Secured Hedge Agreement.
8.    Miscellaneous.
8.1    Amendments in Writing. None of the terms or provisions of this Collateral Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected U.S. Institution Subsidiary and the Collateral Agent in accordance with Section 14.1 of the Credit Agreement.
8.2    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to each U.S. Institution Subsidiary shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.
8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification.
(a)    Each U.S. Institution Subsidiary agrees to pay any and all reasonable out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, each U.S. Institution Subsidiary under this Collateral Agreement.
(b)    Each U.S. Institution Subsidiary agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Collateral Agreement.
(c)    Each U.S. Institution Subsidiary agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Collateral Agreement to the extent the Borrower would be required to do so pursuant to Section 14.5 of the Credit Agreement.
(d)    The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.
8.5    Successors and Assigns. The provisions of this Collateral Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no U.S. Institution Subsidiary may assign, transfer or delegate any of its rights or obligations under this Collateral Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.
8.6    Counterparts. This Collateral Agreement may be executed by one or more of the parties to this Collateral Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Collateral Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.
8.7    Severability. Any provision of this Collateral Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8    Section Headings. The Section headings used in this Collateral Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.9    Integration. This Collateral Agreement together with the other Credit Documents represents the agreement of each U.S. Institution Subsidiary with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
8.10    GOVERNING LAW. THIS COLLATERAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.11    Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Collateral Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.
8.12    Acknowledgments. Each party hereto hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Collateral Agreement and the other Credit Documents to which it is a party;
(b)    neither the Collateral Agent nor any other Agent or Secured Party has any fiduciary relationship with or duty to any U.S. Institution Subsidiary arising out of or in connection with this Collateral Agreement or any of the other Credit Documents, and the relationship between each U.S. Institution Subsidiary, on the one hand, and the Collateral Agent, each other Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Agents and any other Secured Party or among each U.S. Institution Subsidiary, and the Lenders, the Agents and any other Secured Party.
8.13    Additional U.S. Institution Subsidiaries. Each Subsidiary of the Borrower that is required to become a party to this Collateral Agreement pursuant to Section 9.11 of the Credit Agreement shall become a U.S. Institution Subsidiary, with the same force and effect as if originally named as a U.S. Institution Subsidiary herein, for all purposes of this Collateral Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional U.S. Institution Subsidiary as a party to this Collateral Agreement shall not require the consent of any other U.S. Institution Subsidiary hereunder. The rights and obligations of each U.S. Institution Subsidiary hereunder shall remain in full force and effect notwithstanding the addition of any new U.S. Institution Subsidiary as a party to this Collateral Agreement.
8.14    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COLLATERAL AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
8.15    No Novation. Except as expressly set forth herein or in the Amendment, this Collateral Agreement does not extinguish the outstanding obligations of the U.S. Institution Subsidiaries evidenced by the Original Collateral Agreement or discharge or release any lien or security interest or any other security under the Credit Documents, all of which liens and security interests shall continue under the Credit Documents. Nothing herein contained shall be construed as a substitution or novation of the original obligations under the Original Collateral Agreement, which shall remain in full force and effect, except as amended hereby.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

WALDEN UNIVERSITY, LLC, as U.S. Institution Subsidiary

By:    /s/ Richard J. Patro
    Name: Richard J. Patro
    Title: VP & Treasurer

[Signature Page to Collateral Agreement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Caesar Wyszomirski Name: Caesar Wyszomirski
Title: Director

[Signature Page to Collateral Agreement]

ANNEX A TO THE
SECOND AMENDED AND RESTATED
COLLATERAL AGREEMENT

SUPPLEMENT NO. [  ] dated as of [             ], to the Second Amended and Restated Collateral Agreement dated as of April 26, 2017 (as amended, restated, supplemented or otherwise modified or replaced through the date hereof, the “Collateral Agreement”) among Walden University, LLC, a Florida limited liability company, each subsidiary of the Laureate Education Inc., a Delaware public benefit corporation (“the Borrower”), from time to time party thereto (with Walden, each such subsidiary individually a “U.S. Institution Subsidiary”
and, collectively, the “U.S. Institution Subsidiaries”), and Citibank, N.A., as Collateral Agent (in such capacity, and any permitted successors and assigns, the “Collateral Agent”) under the Credit Agreement referred to below.

A.    Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent and Collateral Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement.
C.    The U.S. Institution Subsidiaries have entered into the Collateral Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower and the Restricted Domestic Subsidiaries under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Subsidiaries and to induce one or more Cash Management Banks to enter into a Cash Management Program with one or more U.S. Institution Subsidiaries.
D.    Section 9.11 of the Credit Agreement and Section 8.13 of the Collateral Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Collateral Agreement pursuant to Section 9.11 of the Credit Agreement shall become a U.S. Institution Subsidiary, with the same force and effect as if originally named as a U.S. Institution Subsidiary therein, for all purposes of the Collateral Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New U.S. Institution Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement to become a U.S. Institution Subsidiary under the Collateral Agreement in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.
Accordingly, the Collateral Agent and the New U.S. Institution Subsidiaries agree as follows:

SECTION 1.    In accordance with Section 8.13 of the Collateral Agreement, each New U.S. Institution Subsidiary by its signature below becomes a U.S. Institution Subsidiary under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Institution Subsidiary and each New U.S. Institution Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Institution Subsidiary thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Institution Subsidiary thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New U.S. Institution Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Collateral of such New U.S. Institution Subsidiary, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “U.S. Institution Subsidiary” in the Collateral Agreement shall be deemed to include each New U.S. Institution Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2.    Each New U.S. Institution Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.
SECTION 3.    This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New U.S. Institution Subsidiary when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New U.S. Institution Subsidiary and the Collateral Agent.
SECTION 4.    Such New U.S. Institution Subsidiary hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the full legal name of such U.S. Institution Subsidiary, (ii) to the knowledge of such U.S. Institution Subsidiary, all trade names or other names under which such U.S. Institution Subsidiary currently conducts business, (iii) the type of organization of such U.S. Institution Subsidiary, (iv) the jurisdiction of organization of such U.S. Institution Subsidiary, (v) its organizational identification number, if any, and (vi) the jurisdiction where the chief executive office of such U.S. Institution Subsidiary is located and (b) as of the date hereof (i) Schedule II hereto sets forth all of each New U.S. Institution Subsidiary’s Copyright licenses, (ii) Schedule III hereto sets forth all of such New U.S. Institution Subsidiary’s United States Copyright registrations (and all applications therefor), (iii) Schedule VI hereto sets forth all of such New U.S. Institution Subsidiary’s Trademark licenses (iv) Schedule V hereto sets forth all of such New U.S. Institution Subsidiary’s United States Trademark registrations (and all applications therefor), (v) Schedule VI hereto sets forth all of such New U.S. Institution Subsidiary’s Patent licenses, and (vi) Schedule

VII hereto sets forth all of such New U.S. Institution Subsidiary’s issued Patents and Patent applications.
SECTION 5.    Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Collateral Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to each New U.S. Institution Subsidiary shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New U.S. Institution Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.
[NAME OF ADDITIONAL U.S. INSTITUTION SUBSIDIARY]

By:	Name: Title:
CITIBANK, N.A., as Collateral Agent

By:	Name: Title:

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